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                                                                    Exhibit 10.1







                              ANALOGIC CORPORATION



                      1997 NON-QUALIFIED STOCK OPTION PLAN



                           FOR NON-EMPLOYEE DIRECTORS



                             DATED JANUARY 31, 1997












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1.    PURPOSE

      The purpose of this 1997 Non-Qualified Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.    DEFINITIONS

      As used herein, each of the following terms has the indicated meaning:

      "Corporation" means Analogic Corporation.

      "Fair Market Value" means high and low sale price quoted on the NASDAQ or such other national securities exchange on which the shares may be traded on the date of the granting of the Option.

      "Option" means the contractual right to purchase shares upon the specific terms set forth in this Plan.

      "Option Exercise Period" means the period commencing one (1) year after the date of grant of an Option pursuant to this Plan and ending ten (10) years from the date of grant.

      "1988 Plan" means the Analogic Corporation 1988 Non-Qualified Stock Option Plan For Non-Employee Directors Dated February 1, 1988.

      "Plan" means this Analogic Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

      "Shares" means the Common Stock, $.05 par value, of the Corporation.

      "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock representing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.    STOCK SUBJECT TO THE PLAN

      The aggregate number of Shares that may be issued and sold under the Plan shall be 50,000 shares. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury shares and Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for



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any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

4.    ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

5.    ELIGIBILITY; GRANT OF OPTION

      Options will be granted only to directors of the Corporation or of a Subsidiary who are not otherwise employees of the Corporation or any Subsidiary ("Non-Employee Directors"). Each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 Shares, effective as of the date he or she is first elected to the Board; provided, however, that upon such first election, a new Non-Employee Director shall not receive a grant under both this Plan and the 1988 Plan. The Board of Directors shall determine under which of said Plans such grant shall be made. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option, whether under this Plan or the 1988 Plan, that Non-Employee Director shall be granted an option to acquire 5,000 Shares, effective as of the date of that fourth anniversary.

6.    TERMS OF OPTIONS AND LIMITATIONS THEREON

      (A) OPTION AGREEMENT. Each Option granted under this Plan shall be evidenced by an Option agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan, as the Board may determine.

      (B) PRICE. The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

      (C) EXERCISE OF OPTION. Subject to Paragraphs 4 and 7 of this Plan, each Option granted under this Plan may be exercised in full at one time or in part from time to time only during the Option Exercise Period by the giving of written notice, signed by the person or persons exercising the Option, to the Corporation stating the numbers of Shares with respect to which the option is being exercised, accompanied by full payment for such Shares pursuant to Section 7(b) hereof; provided however, if a person to whom an Option has been granted retires or dies during the Option Exercise Period, such Option shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate during the (i) twelve (12) months following his or her retirement or death; and, (ii) if a person to whom an Option has been granted ceases to be a Non-Employee Director of the Corporation for any cause other than retirement or death, such Option shall be exercisable during the seven month period following the date such person ceased to be a Non- Employee Director, but, in any event, only to the extent vested pursuant to Section 7(a) hereof.

      (D) NON-ASSIGNABILITY. No Option or right or interest in an Option shall be assignable or transferable by the holder, except by will or the laws of descent and distribution and during the lifetime of the holder, shall be exercisable only by him or her.



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7.    VESTING; PAYMENT

      (a) Subject to Paragraphs 4 and 6 of this Plan, Options granted under this Plan may be exercised during the Option Exercise Period with respect to the following indicated percentage of the total number of shares of Stock subject to the Option at the expiration of the following indicated periods from the date of grant of the Option: 33 1/3% of the number of Shares subject to the Option one
(1) or more years after the date of grant; 66 2/3% of the number of Shares subject to the Option two (2) or more years after the date of grant; and 100% of the Shares of Stock subject to the Option three (3) or more years after the date of grant. However, if one of the events referred to in clauses (i) and (ii) of Paragraph 6(c) occurs, the Option shall be exercisable during the specified period following said retirement or death only as to the number of Shares as to which it was exercisable immediately prior to said retirement or death.

      (b) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid (i) in cash, (ii) by delivery of Shares, or (iii) any combination of cash and Shares, as the Board may determine.

      (c) No Shares shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Board, including without limitation those requirements described in Paragraph 10 hereof.

8.    STOCK ADJUSTMENTS

      (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder.

      (b) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

      (c) In the event of a transaction of the type described in Paragraphs (a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board of Directors.

9.    NO RIGHTS OTHER THAN THOSE EXPRESSLY CREATED

      Other than Non-Employee Directors, no person affiliated with the Corporation or any Subsidiary or any other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship



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of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.

10.   MISCELLANEOUS

      (A) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

      (B) SECURITIES LAW COMPLIANCE. Upon exercise of an Option, the holder shall be required to make such representation and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an Option until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the Shares under federal or state securities laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restriction on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may be legended to reflect such restrictions.

      (C) INDEMNITY. The Board of Directors shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the fullest extent permitted by law.


12.   EFFECTIVE DATE; AMENDMENT; TERMINATION

      (a) The effective date of this Plan shall be the date of the approval of stockholders of the Corporation holding at least a majority of the voting stock of the Corporation.

      (b) The date of grant of any Option granted hereunder shall be the effective date, as set forth in Paragraph 5 of this Plan.

      (c) Except as otherwise provided below, the Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person's consent. Paragraphs 5,



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6(a), and 6(b) of this Plan may not be amended more than once every six (6)
months, other than to comply with changes in the Internal Revenue Code.

      (d) This Plan shall terminate ten (10) years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

Date of Board of Director Adoption:  June 12, 1996.















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